Exhibit 1.1

VICTORY CAPITAL HOLDINGS, INC.

(a Delaware corporation)

4,000,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated: November 17, 2021

VICTORY CAPITAL HOLDINGS, INC.

(a Delaware corporation)

4,000,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

November 17, 2021

BofA Securities, Inc.

Goldman Sachs & Co. LLC
        As Representatives of the
         several Underwriters listed
         in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Victory Capital Holdings, Inc., a Delaware corporation (the “Company”) and certain shareholders listed in Schedule B hereto (the “Selling Shareholders”), confirm their agreement with BofA Securities, Inc. (“BofA”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA and Goldman Sachs are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of Class A Common Stock. The aforesaid 4,000,000 shares of Class A Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 600,000 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The shares of Class A Common Stock of the Company to be outstanding after giving effect to the sale of the Securities, together with the shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) are referred to herein as the “Common Stock.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-259784) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:15 P.M., New York City time, on November 17, 2021 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433, as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

Section 1.         Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)            Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is a “shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the second sentence of the fourth paragraph under the heading “Underwriting,” the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second sentence of the first paragraph, and the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting— Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)            Issuer Free Writing Prospectuses. Except to the extent superseded or modified, no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)           Testing-the-Waters Materials. The Company (1) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (2) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule C-3 hereto.

(v)            Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)            Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii)            Independent Accountants. Ernst & Young LLP, who certified the financial statements of the Company and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii)           Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix)            No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(xi)            Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), Victory Capital Services, Inc. and Victory Capital Management Inc. (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than any security interest, mortgage, pledge, lien, encumbrance, or any other claim under that certain credit agreement, dated as of February 12, 2018, by and among Victory Capital Holdings, Inc., as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent and collateral agent, as amended on May 3, 2018, and that certain credit agreement, dated as of July 1, 2019, by and among Victory Capital Holdings, Inc., as borrower, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent, swingline lender and syndication agent, as amended on February 18, 2021, as each may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) (together, the “Existing Credit Facility”). None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary that have not been waived. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement, except for subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act).

(xii)            Capitalization. The authorized, issued and outstanding shares of capital stock of the Company as of September 30, 2021 are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and, after giving effect to transactions and events described in the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock of the Company will have been duly authorized and validly issued and will have been fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company that have not been waived.

(xiii)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)            Description of Securities. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xv)            Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xvi)            Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (1) in violation of its charter, by-laws or similar organizational document, (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (3) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, with respect to clause (B), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xviii)            Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or, to the knowledge of the Company, investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xix)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(xx)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, in each case, on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of the Financial Industry
Regulatory Authority (“FINRA”).

(xxi)            Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii)            Title to Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own any real property. The Company and its subsidiaries have good title to all other properties owned by them that are material to the Company (excluding for the purpose of this section Intellectual Property (as defined below)), free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (D) exist pursuant to the Existing Credit Facility; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect.

(xxiii)            Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except where the failure to own, possess or otherwise acquire such rights would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxiv)            Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (1) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (2) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their business or the occupancy of their real property and are each in compliance with their requirements, (3) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, proceedings or, to the knowledge of the Company, investigations relating to any Environmental Law against the Company or any of its subsidiaries and (4) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv)            Accounting Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act (as defined below) as of any date earlier than such date the Company would otherwise be required to so comply under applicable laws). The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a 15 and Rule 15d 15 under the 1934 Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect with which the Company is required to comply as of the effectiveness of the Registration Statement, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii)            Payment of Taxes. (1) All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except returns for which extensions have been obtained, and (2) all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and except, in the case of (A) and (B), where the failure to so file or pay would not, singly or in the aggregate, reasonably be expected to have a Materially Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2020 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or the non-payment of which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxviii)            Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by similarly sized companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (1) to renew its existing insurance coverage as and when such policies expire or (2) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied since the beginning of the period covered by the financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxix)            Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx)            Absence of Manipulation. Neither the Company nor any controlled affiliate of the Company has taken, nor will the Company or any controlled affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxi)            Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, controlled affiliate, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the applicable anti-corruption laws and the Company, its subsidiaries and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with applicable anti- corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein.

(xxxii)            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii)            OFAC. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, controlled affiliate, agent, employee or representative of the Company or any of its subsidiaries is an individual or entity (“Person”), or is owned or controlled by one or more Persons, that is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”)). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxiv)            Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxv)            Investment Advisers Act. (i) Victory Capital Management Inc. is in compliance with, in all material respects, and registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”) (and such registration, license or qualification is in full force and effect), to the extent applicable, in each case, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) Victory Capital Services, Inc. is registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance in all material respects with all applicable laws requiring any such registration, licensing or qualification, in each case, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvi)            No Assignment. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not constitute an “assignment” within the meaning of such term under the 1940 Act or the Advisers Act of any of the investment advisory contracts between Victory Capital Management Inc. and any entity for which Victory Capital Management Inc. acts as an investment adviser.

(xxxvii)            Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, in the case of each of (A), (B) and (C), that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, in each case, that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)            Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto, which consists solely of the name and number of shares of such Selling Shareholder contained in the Selling Stockholders table (the “Selling Shareholder Information”).

(ii)            Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii)            Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except for any such conflict, breach, default or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein.

(iv)            Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(v)            Delivery of Securities.  Upon payment of the purchase price to the Selling Shareholder for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to the securities account (as defined in Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”) of each Underwriter maintained by DTC (assuming that no Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the UCC) to such Securities to which the security entitlement (as defined in Section 8-102(a)(17) of the UCC) relates or to the Selling Shareholder’s security entitlement to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (B) to the extent the Underwriters’ rights are governed by Article 8 of the UCC, no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102(a)(1) of the UCC, to such Securities may be asserted against the Underwriters with respect to which such security entitlement relates; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, DTC is a “securities intermediary” as defined in Section 8-102 of the UCC and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (III) DTC indicates by book entries on its books that security entitlements with respect to the Securities have been credited to the Underwriters’ securities accounts, (IV) DTC has not adopted any rules that conflict with Article 8 of the UCC, (V) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (VI) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC, (VII) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary and (VIII) the account agreement that governs each Underwriter’s securities account is governed by the laws of the state of New York. No opinion is expressed as to the rights of DTC in the Securities.

(vi)            Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii)            Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA.

(viii)            No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(ix)            No Association with FINRA. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA, other than Victory Capital Services, Inc..

(c)            Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

Section 2.      Sale and Delivery to Underwriters; Closing.

(a)            Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholders, at the price per share set forth in Schedule A that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)            Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 shares of Class A Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days nor, for any Date of Delivery after the Closing Time, earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)            Payment. Payment of the purchase price for, and delivery of certificates or security entitlements, if any, for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholders, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements, if any, for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholders.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Selling Shareholders against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements, if any, for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofA and Goldman Sachs, each individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 3.      Covenants of the Company and the Selling Shareholders. The Company and each of the Selling Shareholders covenants with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives promptly, and confirm the notice in writing, (i) when any post- effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus, including any documents incorporated by reference therein, shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any documents incorporated by reference thereto or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as possible.

(b)            Continued Compliance with Securities Laws. The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii)  amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (1)  give the Representatives notice of such event, (2) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (3) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object in a timely manner. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in a timely manner.

(c)            Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters, in each case, if requested by the Representatives. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            [Reserved]

(f)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)            [Reserved]

(h)            Listing. The Company will use its reasonable best efforts to maintain the listing of the Class A Common Stock (including the Securities) on the Nasdaq Global Select Market.

(i)            Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) any shares of Common Stock issued by the Company upon the exercise of an option or warrant, the vesting or settlement of a restricted stock award or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (2) any shares of Common Stock issued or options to purchase Common Stock or restricted stock awards granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (3) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (4) any shares of Common Stock issued in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another Person or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (5) any shares of Common Stock issued or options to purchase shares of Common Stock or restricted stock awards granted in connection with joint ventures, commercial relationships or other strategic transactions, (6) the filing by the Company of a registration statement on Form S-8 covering the registration of shares of Common Stock or other securities issued under existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)            Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholders agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and the Selling Shareholders represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply, in all material respects, with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Each Underwriter represents that it has not made, and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Company will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Company.

(l)            Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company (i) will promptly notify the Representatives and (ii) if the Company and the Representatives reasonably agree necessary or advisable, will promptly amend or supplement, at its own expense, such Written Testing- the-Waters Communication to eliminate or correct such untrue statement or omission.

(m)            Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section 3(i).

Section 4. Payment of Expenses.

(a)            Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and the reasonable costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements, if any, for the Securities to the Underwriters, (iv) the reasonable and documented fees and disbursements of the Company’s and the selling shareholders’ respective counsel, accountants and other advisors, (v) the fees and expenses of any transfer agent or registrar for the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, reasonable and documented expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior authorization of the Company and (vii) all reasonable and documented costs and expenses of the Underwriters. It is understood and agreed that except as provided in this Section 4 and Section 6, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel and stock transfer taxes, if any, payable on resale of any of the Securities by them.

(b)            Expenses of the Selling Shareholders. The Selling Shareholders, severally, will pay any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters.

(c)            Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(ii) hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

(d)            Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

Section 5.      Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b)            Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Willkie Farr & Gallagher LLP, counsel for the Company, in form and substance in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)            Opinion of Counsel for the Selling Shareholder(s). At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Maples and Calder (Cayman) LLP and Richards, Layton & Finger, P.A., counsel for the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)            Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in a form reasonably acceptable to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)            No Material Adverse Change. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities at the Closing Time on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(f)            Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)            Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate on behalf each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)            CFO Certificate. At the time of the execution of this Agreement, the Representatives shall have received from Michael Policarpo, the Chief Financial Officer of the Company, a certificate, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters, containing statements and information with respect to certain information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)            Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received a letter, from Ernst & Young LLP, dated as of the Closing Time, to the effect that it reaffirms the statements made in its letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k)            Listing. The Company will use its reasonable best efforts to maintain listing of the Securities on the Nasdaq Global Select Market, subject only to official notice of issuance.

(l)            Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(m)            Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section (b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)            Opinion of Counsel for Company. If requested by the Representatives, the opinion of Willkie Farr & Gallagher LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)            Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of each of the Selling Shareholders confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) remains true and correct as of such Date of Delivery.

(iv)            Opinion of Counsel for Underwriters. If requested by the Representatives, the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)            Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vi)            Bring-down CFO Certificate. If requested by the Representatives, a certificate from Michael Policarpo, the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 5(h) hereof.

(n)            Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

Section 6.      Indemnification.

(a)            Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii)            against any and all reasonably incurred and documented expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of one counsel (in addition to any local counsel reasonably necessary to prepare or defend against any litigation, investigation or proceeding based upon such untrue statement or omission) chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)            Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)            Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and Section 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii)  does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)            Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

Section 7.      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the (ii) Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (iii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

Section 8.      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Shareholders or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

Section 9.      Termination of Agreement.

(a)            Termination. The Representatives may terminate this Agreement, by written notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i)  if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, (iii) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

Section 10.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm.execution.services@bofa.com), with a copy to ECM Legal (email: dg.ecm.legal@bofa.com) ; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and a copy, which shall not constitute notice, to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, attention of John Crowley, Esq.; notices to the Company shall be directed to it at 4900 Tiedeman Road 4th Floor, Brooklyn, OH 44144 attention of Nina Gupta, and a copy, which shall not constitute notice, to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention of David K. Boston and Danielle Scalzo.

Section 12.      No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate , and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

Section 13.      Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.      Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.      GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16.      Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18.      Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 19.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 20.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

Section 21.      For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

VICTORY CAPITAL HOLDINGS, INC.

By:	/s/ David C. Brown
Name: David C. Brown
Title: Chairman and CEO

CRESTVIEW VICTORY, L.P., as Selling Shareholder

By:	Crestview Victory GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C., as Selling Shareholder

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I, L.P., as Selling Shareholder

By:	RCP Opp Fund I GP, L.P., its general partner
By:	RCP GenPar LP, its general partner
By:	RCP GenPar HoldCo LLC, its general partner

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Co-Founder and Managing Partner

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I (CAYMAN), L.P., as Selling Shareholder

By:	RCP Opp Fund I GP, L.P., its general partner
By:	RCP GenPar LP, its general partner
By:	RCP GenPar HoldCo LLC, its general partner

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Co-Founder and Managing Partner

REVERENCE CAPITAL PARTNERS OPPORTUNITIES FUND I (AI), L.P., as Selling Shareholder

By:	RCP Opp Fund I GP, L.P., its general partner
By:	RCP GenPar LP, its general partner
By:	RCP GenPar HoldCo LLC, its general partner

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Co-Founder and Managing Partner

RCP LAKE CO-INVEST, L.P., as Selling Shareholder

By:	RCP Co-invest GP LLC, its general partner

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Co-Founder and Managing Partner

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC. GOLDMAN SACHS & CO. LLC
By:	BOFA SECURITIES, INC.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Mike Nickols
Name: Mike Nickols
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per share for the Securities shall be $34.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $32.64, being an amount equal to the public offering price set forth above less $1.36 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.	1,150,000
Goldman Sachs & Co. LLC	1,150,000
RBC Capital Markets, LLC.	540,000
UBS Securities LLC.	460,000
BMO Capital Markets Corp..	140,000
B. Riley Securities, Inc..	140,000
Keefe, Bruyette & Woods, Inc..	140,000
Morgan Stanley & Co. LLC.	140,000
Piper Sandler & Co..	140,000
Total	4,000,000

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SCHEDULE B

Selling Shareholder	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Crestview Victory, L.P.	3,135,259	470,289
Crestview Advisors, L.L.C	972	146
Reverence Capital Partners Opportunities Fund I, L.P.	307,385	46,108
Reverence Capital Partners Opportunities Fund I (Cayman), L.P.	255,571	38,335
Reverence Capital Partners Opportunities Fund I (AI), L.P.	4,915	737
RCP Lake Co-Invest, L.P.	295,898	44,385
Total	4,000,000	600,000

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SCHEDULE C-1

Pricing Terms

1.            The Selling Shareholders are selling 4,000,000 shares of Class A Common Stock.

2.            The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 shares of Class A Common Stock.

3.            The public offering price per share for the Securities shall be $34.00.

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SCHEDULE C-2

Free Writing Prospectuses

None.

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SCHEDULE C-3

Written Testing-the-Waters Communications

1.	November 2021 Company Presentation

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SCHEDULE D

List of Persons and Entities Subject to Lock-up

Crestview Victory, L.P.

RCP Lake Co-Invest, L.P.

Reverence Capital Partners Opportunities Fund I, L.P.

Reverence Capital Partners Opportunities Fund I (AI), L.P.

Reverence Capital Partners Opportunities Fund I (Cayman), L.P.

David C. Brown

Michael D. Policarpo

Kelly S. Cliff

Nina Gupta

Milton R. Berlinski

Alex Binderow

Lawrence Davanzo

Richard M. DeMartini

James B. Hawkes

Karin Hirtler-Garvey

Bob Hurst

Alan H. Rappaport

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EXHIBIT A

[Form of Lock-Up Agreement]

November [•], 2021

BofA Securities, Inc.

Goldman Sachs & Co. LLC,
      as Representatives of the
      several Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Re:      Proposed Public Offering by Victory Capital Holdings, Inc.

Dear Sirs:

The undersigned, a stockholder, an officer and/or director of Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc. (“BofA”) and Goldman Sachs & Co. LLC (“Goldman Sachs,” and together with BofA, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholders providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition other than a sale by the Selling Shareholders pursuant to the Public Offering (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be except for an aggregate of approximately 68,236 shares of Common Stock owned by Crestview Victory, L.P., which may be donated to charitable organizations without the need for the Representatives to receive such a lock-up agreement, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, except for a Form 4 to be filed substantially concurrently with the Public Offering to reflect the transfer of approximately 765,000 shares of Common Stock pursuant to subsection (iii) below and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)            as a bona fide gift, including gifts to charitable organizations (including family foundations), or gifts for bona fide estate planning purposes;

(ii)            to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)            as a distribution to limited partners, members, stockholders or other equityholders or to the estate of any such limited partners, members, stockholders or other equityholders of the undersigned;

(iv)            to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)            by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may, without the prior written consent of the Representatives:

(i)            exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company; provided, that any shares of Common Stock received by the undersigned upon such exercise shall be subject to the restrictions on transfer set forth in this letter agreement, and provided, further, that (a) the filing relates to the circumstances described in this clause (i), (b) no shares were sold by the reporting person and (c) the shares received upon exercise of the option are subject to a lock-up agreement with the Underwriters of the Public Offering;

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(ii)            transfer the undersigned’s Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect on the date of this letter agreement that provides for the repurchase of the undersigned’s Common Stock or such other securities by the Company or in connection with the termination of the undersigned’s employment with the Company;

(iii)            transfer the undersigned’s Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or any restricted stock to the Company in connection with a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case with respect to securities granted pursuant to Company incentive plans described in the Registration Statement, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement;

(iv)            establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock; provided, that such plan does not provide for any transfers of Common Stock, and no filing with the Securities and Exchange Commission or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, in each case during the Lock-Up Period;

(v)            convert Class B Common Stock to Class A Common Stock in accordance with the Company’s amended and restated certificate of incorporation, provided, that, any such shares of Common Stock received upon such conversion shall remain subject to the provisions of this letter agreement or the conversion contemplated by the proposed amended and restated certificate of incorporation to be voted upon at a special meeting of the Company’s shareholders; and

(vi)            by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order, provided, that, no filing under the Exchange Act or other public announcement shall be voluntarily made by the undersigned or any other person in connection therewith, in each case during the Lock-Up Period and, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is to the Company by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order, as the case may be.

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The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving holders of the Common Stock or such other securities pursuant to which at least majority ownership of the Company is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any such transaction); provided, that such transaction, if completed, would result in a change of control of the Company; provided further, if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement. For purposes of this letter agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of total voting power of the voting stock of the Company.

This letter agreement shall automatically terminate upon (x) a determination that the Public Offering will not proceed or (y) the termination of the Underwriting Agreement (other than the provisions thereof that survive termination) prior to payment for and delivery of the Common Stock.

Notwithstanding the foregoing, the undersigned shall be permitted to make required filings on a Schedule 13D, Schedule 13F or Schedule 13G under the Exchange Act, provided that any such filings shall not be made in connection with a transfer, disposition or distribution of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

This letter agreement may be executed by electronic mail portable document format (*.pdf) (or similar electronic means) or facsimile signature and when delivered shall be deemed to be an original instrument.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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